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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   September 29, 2000
                                                 -------------------------------

                                CoreComm Limited
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             (Exact name of registrant as specified in its charter)


  Delaware                      000-31359                           23-3032245
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(State or other               (Commission                         (IRS Employer
jurisdiction                    File Number)                 Identification No.)
of incorporation)


110 East 59th Street
New York, NY                                                               10022
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(Address of principal executive offices)                              (Zip Code)




Registrant's telephone number, including area code:      (212) 906-8485
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         (Former name or former address, if changed since last report)










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                       This document consists of 3 pages.
           The exhibit index is contained on page 3 of this document.
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Item 2.   Acquisition or Disposition of Assets.

          On September 29, 2000, the registrant (formerly known as "ATX Telecommunications Services, Inc."), in connection with the transactions described in its registration statement on Form S-4 (File No. 333-44028) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on August 17, 2000 (the "S-4 Registration Statement"), completed two transactions. In the first transaction, CoreComm Limited, a Bermuda corporation ("Pre-merger CoreComm"), merged with and into a wholly-owned Delaware subsidiary, which merged with and into the registrant, which changed its name to "CoreComm Limited". In the second transaction, a newly-formed, wholly-owned subsidiary of the registrant merged with and into Voyager.net, Inc., a Delaware corporation ("Voyager"). The shareholders of Pre-merger CoreComm hold the majority of the outstanding stock of the registrant, and the board of directors and senior management of the registrant are identical to those of Pre-merger CoreComm.

          ATX Telecommunications Services ("ATX") was acquired from ATX's stockholders for the registrant's Series B senior convertible exchangeable preferred stock with a liquidation value of $250.0 million, approximately $108.7 million of senior unsecured notes due 2003, approximately $37.6 million in cash and approximately 12.4 million shares of the registrant's common stock (with an aggregate value of approximately $92.2 million, based on a price of $7.438 per Pre-merger CoreComm common share at the time of closing).

          Voyager was acquired by the registrant for approximately 19.4 million shares of the registrant's common stock (with an aggregate value of approximately $144.5 million based on a price of $7.438 per Pre-merger CoreComm common share at the time of closing) and approximately $36.1 million in cash, all of which merger consideration was paid to the stockholders of Voyager.

          The cash portion of the merger consideration was funded in part from cash on hand and in part through funds made available under a $150.0 million senior secured credit facility extended by The Chase Manhattan Bank and other lenders and through the issuance and sale of the registrant's 8.5% senior convertible preferred stock, Series A, with a liquidation value of $50.0 million.



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Item 7.       Financial Statements, Pro Forma Financial Information and
              Exhibits

              Financial statements and pro forma financial information required by this item will be filed no later than 60 days after the date hereof.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   CORECOMM LIMITED

                                   By /s/ Richard J. Lubasch
                                      ---------------------------------------
                                      Name:  Richard J. Lubasch
                                      Title: Senior Vice President, General
                                             Counsel and Secretary

Dated: October 13, 2000


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